UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
_____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2022

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 31, 2022. Holders of record of the Company’s common stock at the close of business on March 31, 2022, were entitled to vote on three proposals at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors
The Company’s shareholders approved the election of Tyler K. Myers, Robert F. Carney and James E. Sweeney as directors of the Company, each for a term to expire in the year 2025.

	Tyler K. Myers	Robert F. Carney	James E. Sweeney
For	1,630,269	1,539,273	1,637,825
Withheld	40,789	131,785	33,233
Broker Non-Vote	290,014	290,014	290,014
Proposal 2 - Advisory (Non-binding) Vote on Executive Compensation
The Company’s shareholders approved the advisory (non-binding) vote on executive compensation.

Number of Votes
For	1,511,928
Against	49,444
Abstain	109,686
Broker Non-Votes	290,014
Proposal 3 - Ratification of Independent Registered Public Accounting Firm
The Company’s shareholders ratified the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Number of Votes
For	1,950,948
Against	8,551
Abstain	1,573

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: June 1, 2022	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO